AMENDED AND RESTATED FSC SECURITY AGREEMENT


                  AMENDED AND RESTATED FSC SECURITY AGREEMENT dated as of May 24, 1996, between SWANK SALES INTERNATIONAL (V.I.), INC., a corporation duly organized and validly existing under the laws of the Virgin Islands of the United States ("FSC"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks referred to below (in such capacity, the "Agent").

                  The FSC and the Agent are parties to a FSC Security Agreement dated as of December 22, 1992 (the "1992 FSC Security Agreement"), pursuant to which the FSC guaranteed, and pledged and granted a security interest in the Collateral (as defined therein) as security for, (i) obligations under the Credit Agreement dated as of December 22, 1992 (the "1992 Credit Agreement") between Swank, Inc., a Delaware corporation ("Swank"), the lenders named therein (the "Banks") and the Agent and (ii) obligations of Swank to the Banks in respect of certain other indebtedness.

                  Swank, the Banks and the Agent amended and restated the 1992 Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of July 20, 1995 (the "1995 Credit Agreement") and, concurrently with the execution and delivery of the 1995 Credit Agreement, the 1992 FSC Security Agreement was amended to provide that the obligations of Swank under the 1992 Credit Agreement as amended and restated by the 1995 Credit Agreement became "Guaranteed Obligations" and "Secured Obligations" under the 1992 FSC Security Agreement.

                  Concurrently with the execution and delivery of this Amended and Restated FSC Security Agreement, (i) Swank, the Banks and the Agent are amending and restating the 1995 Credit Agreement pursuant to a Second Amended and Restated Credit Agreement dated as of May 24, 1996 (the 1995 Credit Agreement as amended and restated and as further modified and supplemented and in effect from time to time being hereinafter called the "Credit Agreement") and
(ii) Swank and the Agent are amending and restating the Security Agreement dated as of December 22, 1995 (executed and delivered concurrently with the 1992 Credit Agreement) pursuant to and Amended and Restated Security Agreement dated as May 24, 1996 (such Amended and Restated Security Agreement, as modified and supplemented and in effect from time to time, being herein called the "Swank Security Agreement").

                   Amended and Restated FSC Security Agreement

                  To induce the Banks to amend and restate the 1995 Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the FSC and the Agent have agreed to amend and restate the 1992 Security Agreement (as heretofore amended) in its entirety as follows:


                  Section 1. Definitions. Except as expressly provided herein, terms defined in the Swank Security Agreement (including terms defined in the Credit Agreement therein referred to and incorporated by reference therein) are used herein as defined therein. In addition, as used herein, the following terms shall have the following respective meanings:

  "Accounts" shall have the meaning ascribed thereto in Section 4(a).

  "Collateral" shall have the meaning ascribed thereto in Section 4.

  "Guaranteed Obligations" shall have the meaning ascribed thereto in Section 3.

  "Instruments" shall have the meaning ascribed thereto in Section 4(b).

                  "Letter of Indemnity Obligations" shall mean all obligations of Swank at any time outstanding to The Chase Manhattan Bank (National Association) arising in respect of letters of indemnity, steamship guaranties, airway releases and similar undertakings issued by The Chase Manhattan Bank (National Association) to enable Swank to obtain delivery of goods in the possession or control of air, marine, or other carriers in the absence of required documents.

                  "Secured Obligations" shall mean, the principal of and interest on the Loans, the Notes and all other amounts owing to the Banks by Swank under the Credit Agreement or under the Swank Security Agreement.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

                  Section 2. Representations and Warranties. The FSC represents and warrants to the Banks and the Agent that:

                  2.01 Corporate Existence. The FSC (a) is a corporation duly organized and validly existing under the laws of the Virgin Islands of the United States of America; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

                  2.02 No Breach.  None of the  execution  and  delivery of this
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the FSC, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the FSC is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as contemplated hereby) upon any of the revenues or assets of the FSC pursuant to the terms of any such agreement or instrument.

                  2.03 Corporate Action. The FSC has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by the FSC of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the FSC and constitutes the legal, valid and binding obligation of the FSC, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                  2.04 Approvals. The FSC has obtained all authorizations, approvals and consents of, and all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by the FSC of this Agreement, or for the validity or enforceability hereof, except for filings and recordings of the Liens created pursuant hereto.

                  2.05 Title. The FSC is, and so long as any of the Secured Obligations remain outstanding the FSC will at all times be, the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time, except for (i) the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral, subject to the Intercreditor Agreement and (ii) the pledge and security interest in favor of the "ACM Agent" under the IBJ Credit Agreement.

                  2.06 Foreign Sales Corporation. The FSC is a "FSC" within the meaning of Section 922 of the Code.

                  Section 3.  Guarantee.

                  3.01 Guarantee. The FSC hereby guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Note held by each Bank, and all other amounts from time to time owing to the Banks or the Agent by Swank under the Credit Agreement, under the Notes and under any of the other Basic Documents and all Letter of Indemnity Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The FSC hereby further agrees that if Swank shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the FSC will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether, at such extended maturity, by acceleration or otherwise) strictly in accordance with the terms of such extension or renewal.

                  3.02  Obligations  Unconditional.  The  obligations of the FSC under Section 3.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes or any of the other Basic Documents, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the FSC hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the FSC hereunder:

                  (i) at any time or from time to time, without notice to the FSC, the time for performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

             (ii) any of the acts mentioned in any of the provisions of the Basic Documents shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Basic Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

             (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The FSC hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against Swank under the Basic Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  3.03  Reinstatement.  The  obligations  of the FSC under  this
Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Swank in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the FSC agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

                  3.04 Subrogation. The FSC hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 3 and further agrees with Swank for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute a contribution of capital by the FSC to Swank, or investment by the FSC in the equity capital of Swank.

                  3.05 Remedies. The FSC agrees that, as between the FSC and the Banks, the obligations of Swank under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement for purposes of Section 3.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration as against Swank and that, in the event of such declaration, such obligations (whether or not due and payable by Swank) shall forthwith become due and payable by the FSC for purposes of said Section 3.01.

                  3.06 Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

                  Section 4. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the FSC hereby pledges and grants to the Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of its right, title and interest in the following property, whether now owned by the FSC or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the FSC constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the FSC in respect of any loans or advances or for inventory or other goods sold or leased or for services rendered, all moneys due and to become due to the FSC under any guarantee (including a letter of credit) of the purchase price of inventory sold and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                  (b) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                  (c) the balance from time to time in the Collateral Account referred to in Section 5; and

                  (d) all proceeds, products and accessions of and to any of the property described in clauses (a) through (c) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or above in this clause (d), all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the FSC or any computer bureau or service company from time to time acting for the FSC.

                  Section 5. Collateral Account.  The FSC shall,  subject to the
Intercreditor Agreement, commencing with the Collateral Account Date, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (ii) to one or more other banks in any state in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent, pursuant to which the FSC shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account (to the extent such proceeds constitute Collateral). All payments made to the Agent, as provided in the preceding sentence, shall, subject to the Intercreditor Agreement, be immediately deposited in the Collateral Account. In addition to the foregoing, the FSC agrees, subject to the Intercreditor Agreement, that if after the Collateral Account Date the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the FSC shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall, subject to the Intercreditor Agreement, be held in trust by the FSC for and as the property of the Agent and shall not be commingled with any other funds or property of the FSC. The proceeds of Collateral deposited into such Collateral Account pursuant to this Section 5 shall be subject to the provisions (including provisions relating to withdrawal, investment and application) of the Swank Security Agreement.

                  Section 6. Further Assurances; Remedies.In furtherance of the grant of security in Section 4 hereof, the FSC hereby agrees with the Agent as follows:

                  6.01 Delivery and Other Perfection. The FSC shall, subject to the Intercreditor Agreement:

                  (i) deliver and pledge to the Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Default shall have occurred and be continuing, the FSC may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Agent shall, promptly upon request of the FSC, make appropriate arrangements for making any other Instrument pledged by the FSC available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

             (ii) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (v) below;

            (iii) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

             (iv) permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the places of business of the FSC to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Agent may require; and

                  (v) upon the occurrence and during the continuance of any Default, upon request of the Agent, promptly notify (and the FSC hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

                  6.02 Other Financing Statements and Liens. Without the prior written consent of the Agent, the FSC shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent or the "ACM Agent" under the IBJ Credit Agreement are not named as the sole secured party.

                  6.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  6.04 Events of Default, etc. During the period an Event of Default shall have occurred and be continuing and subject to the Intercreditor
Agreement:

                  (i) the FSC shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the FSC, designated in its request;

             (ii) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (iii) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform
         Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted);

             (iv) the Agent in its discretion may, in its name or in the name of the FSC or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (v) the Agent may, upon 10 Business Days' prior written notice to the FSC of the time and place, with respect to the Collateral owned by it or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, any of the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the FSC, any such demand, notice or right and equity being hereby expressly waived and released. The proceeds of each collection, sale or other disposition under this Section 6.04 shall be applied in accordance with
         Section 6.07.

                  6.05 Removals, etc. Without 15 days' prior written notice to the Agent, the FSC shall not maintain any of its books or records with respect to the Accounts at any office or maintain its chief executive office or its principal place of business at any place, or permit any Collateral to be located anywhere other than at the address indicated beneath the signature of the FSC to this Security Agreement or at the address of Swank specified in the Swank Security Agreement.

                  6.06 Private Sale. The Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The FSC hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, unless the related sale was not conducted in a commercially reasonable manner.

                  6.07 Application of Proceeds. Except as otherwise herein expressly provided and subject to the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Agent under this Section 6, shall be applied by the Agent:

                  First,  to the  payment  of the  costs  and  expenses  of such collection, sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

                  Second, to the payment in full of the Secured Obligations (other than Letter of Indemnity Obligations in excess of $1,000,000 in the aggregate), in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree;

                  Third, to the payment in full of Letter of Indemnity Obligations in excess of $1,000,000 in the aggregate; and

                  Finally, to the payment to the FSC, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the FSC or any issuer of or obligor on any of the Collateral.

                  6.08 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the FSC for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest, provided that the Agent shall not take any action pursuant to the authority granted to it in this Section 6.08 without first notifying the FSC thereof. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the FSC representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  6.09 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.10 Termination. When all Secured Obligations under and as defined in the Swank Security Agreement shall have been paid in full, this Agreement shall terminate as to the Collateral, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, the Collateral and the money received in respect thereof, to or on the order of the FSC entitled thereto.

                  6.11 Expenses. The FSC agrees to pay to the Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 6, or performance by the Agent of any obligations of the FSC in respect of the Collateral which the FSC has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations entitled to the benefits of the collateral accounts under Section 4.

                  6.12 Further Assurances. The FSC agrees that, from time to time upon the written request of the Agent, the FSC will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 7.  Miscellaneous.

                  7.01 Financing Statements. Prior to or concurrently with the execution and delivery of this Agreement, the FSC shall file such financing statements and other documents in such offices, and give notice to such Persons, as the Agent may request to perfect the security interests granted by Section 4 of this Agreement.

                  7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, provided that as to Collateral located in any jurisdiction other than New York, the Agent shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.

                  7.03 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereto; or as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  7.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the FSC and the Agent (with the consent of the Banks as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the FSC and the Agent, each Bank and each subsequent holder of any Secured Obligation.

                  7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the FSC, the Agent, the Banks and each subsequent holder of the Secured Obligations (provided, however, that the FSC shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

                  7.06 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security Agreement to be duly executed as of the day and year first above written.


                                      SWANK SALES INTERNATIONAL
                                      (V.I.), INC.

                                      By_________________________
                                      Title:


                                      Address for Notices:
                                      Swank Sales International
                                     (V.I.), Inc.
                                      c/o Swank, Inc.
                                      6 Hazel Street
                                      Attleboro, Massachusetts  02703


                                      THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION),
                                      as Agent


                                      By_________________________
                                      Title:

                                      The Chase Manhattan Bank
                                     (National Association)
                                      c/o  Chemical   Bank  Agent
                                      Bank Services 140 East 48th
                                      Street 29th Floor New York,
                                      New York  10017 with a copy
                                      to:

                                      The Chase Manhattan Bank
                                     (National Association)
                                      1411 Broadway
                                      5th Floor
                                      New York, New York 10018

                                      Attention:  Tracy Van Riper
                                      Vice President